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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Honeywell Inc. on Form S-3 of our report dated February 13, 1996 (February 29, 1996 and March 1, 1996 as to certain information included in Note 22, and March 15, 1996 as to certain information included in Note 24), appearing in the Annual Report on Form 10-K of Honeywell Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Minneapolis, Minnesota
May 16, 1996